LETTER OF INTENT


Between


PC-Ware Information Technologies AG, Blochstra(beta)e 1, D - 04329 Leipzig,

         represented by its

         Chief Executive Officer, Dr. Knut Loschke,

                 - in the following referred to as "PC-Ware" -

and

Programmer's Paradise, Inc., 1157 Shrewsbury Avenue, Shrewsbury, NJ 07702-4321, USA,

         represented by its

         Chief Executive Officer, Mr. William H. Willett,

                    - in the following referred to as "PP"-.

A.   Preamble

This letter will set forth the principal terms upon which PC-Ware Information Technologies AG proposes to acquire (the "Acquisition") from Programmer's Paradise, Inc. 100 % of the shares (the "Acquired Shares") of PP's European subsidiaries: ISP*D International Software Partners GmbH, Logicsoft Holding BV, System Science Limited, Lifeboat Associates Italia and ISPF International Software Partners France (the Acquired Companies"). PP will transfer their shares in the Acquired Companies into a Holding Company situated in Germany or the Netherlands.

B.   Purchase Price

The purchase price is Euro 14.500.000,00 (Euro fourteen million five hundred thousand).


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The purchase price will be paid as follows:


a) A down-payment (the "Down-Payment") equal to 5 % of the purchase price (the "Purchase Price") for the Acquired Shares (Euro 725.000,00) will be paid upon the date of execution ("Execution Date") of the Purchase Agreement (the "Agreement") and the balance upon the closing of the Purchase of the Acquired Shares (the "Closing Date"). The Down-Payment will be retained by PP if PC-Ware shall fail to close for any reason other than by a material breach by PP of its obligations under the Agreement or failure to obtain clearance of the Cartel Authorities.

b)   Euro  9.275.000,00  of the  Purchase  Price will be paid in cash at Closing
     Date.

c)   Euro 4.500.000,00 will be paid at Closing Date by

     (i) delivery of 100.000 shares (the "Shares") of PC-Ware and

     (ii)delivery to an escrow agent acceptable to both patties of an amount in cash in Euros or a letter of credit or bank guarantee equal to Euro
         4.500.000 minus 100.000 multiplied by the closing market price of the PC-Ware stock on the business day immediately proceeding the Closing Date. The foregoing will be subject to adjustment as follows:

     (1) During the Measurement Period (defined below) PP agrees to use all reasonable efforts to sell the Shares in the market after consultation with and the cooperation of PC-Ware. Measurement Period shall mean the period commencing with the business day following the Closing Date and ending 60 calendar days thereafter or February 28, 2001, whichever is later.

     If  all of the Shares are sold during the Measurement Period:

         A) with net proceeds of less than Euro 4.500.000,00 (the "Deficiency"), PC-Ware will promptly pay the Deficiency to PP in cash in Euros or in additional Shares (using the Share price at the closing on the last day of the Measurement Period) as PP shall have elected, or

         B) with net proceeds of more than Euro 4.500.000,00 (the "Excess"), PP will promptly pay PC-Ware 50 % of the Excess in Euros.

     (2) If less than all of the Shares are sold ("Sale Shares") during the Measurement Period

         (x)  the  Deficiency  will be  apportionately  adjusted by  multiplying
              100.000 by a fraction, the numerator of which is the Sales Shares and the denominator of which is 100.000 and

         (y)  the Excess shall be calculated as provided in (3) below.

     (3) The Excess for the Shares which are not Sale Shares ("Unsold Shares") shall equal 75% of the average closing market prices of the PC-Ware stock during the Measurement Period or 100 % of the price specified in a binding written offer to purchase, furnished to PP during the Measurement Period, whether or not PP accepts such offer. In no event shall the per share price for the Unsold Shares used to calculate such Excess be less than Euro 45 per Share.

     (4) After the Measurement Period PC-Ware shall have no obligation to pay the Deficiency as to the Unsold Shares to PP and PP shall have no obligation to pay PC-Ware 50 % of the Excess as to the Unsold Shares.

     (5) The obligation of PP to share the Excess shall be secured by the Euro 3.275.000,00 Letter of Credit/ bank guarantee referred to in H.a.

     (6) The obligation of PC-Ware to pay the Deficiency shall be secured by the establishment of an escrow account or, at PC-Ware's discretion, letter of credit/ bank guarantee of a reputable German bank for an amount as described above under B.c(ii).

C.   Execution Date

Execution Date will occur not later than October 23rd, 2000. Both parties will prepare the Purchase Agreement in such a way, that

     (i) the provisions are final by September 8th, 2000,

     (ii) the Purchase Agreement could be executed by October 23rd, 2000,

     (iii) PP can call its special shareholders' meeting to approve the Agreement in November 2000,

     (iv)PP can start the necessary procedures with respect to the SEC about September 8th, 2000 and

     (v) the Closing Date will occur in December 2000 effective as of December 31st, 2000.

The foregoing dates may vary and the actual closing date will be two business days after satisfaction of all conditions.

D.   Board approval

The respective Boards of Directors of PP and PC Ware have approved the Acquisition on the terms set forth herein.


E.   Audit of the financial figures of Acquired Companies

PC-Ware will have the right, at its sole expense, to audit the financial figures of Acquired Companies as of August 31st, 2000 instead of fully completing its due diligence.

If at the end of this audit, October 20th, 2000 at the latest, PC-Ware decides that the commercial situation (technical, financial, tax, legal) of the Acquired Companies, is not satisfying in the sense that PC-Ware is willing to proceed with the Acquisition, PC-Ware may decide not to execute the Purchase Agreement and finish the Acquisition by a written notice to PP.


F.   Press Release

Attached is a joint press release with respect to the Acquisition which will be released immediately after the execution of this letter of intent.


G.   Obligation of the parties

Until the execution and delivery of the Agreement neither party will be under any obligation to the other except as set forth in the Confidentiality Agreement, dated May 22nd, 2000 and the in Section H, f. and in the exclusiveness provisions in Section M.


H.   Representations, Warranties and Conditions

The Agreement will contain customary representations, warranties and conditions and the following provisions:

     a) PP will deliver a letter of credit/ bank guarantee of a reputable German bank or a German establishment of a reputable international bank to the amount of Euro 3.275.000,00 to PC-Ware at Closing Date. This will serve as security for a possible Excess as dealt with in Section B, c and any claim of PC-Ware based on a breach of representations, warranties and conditions of the Purchase Agreement.

     b) PP will have no responsibility to PC-Ware for alleged breaches of representations or agreements specified in the Agreement:

         (i) Unless PC-Ware makes a claim for breach of the Agreement ("Claim") specifying the nature of the alleged breach prior to 240 days following the Closing,

         (ii) Until the aggregate amount of Claims exceed Euro 300.000,00 but not more than Euro 7.500.000,00. If the aggregate amount exceeds Euro 300.000,00 there will be a liability only to the extent such amount is exceeded (Freibetrag).

     c) Any Claim by PP against PC-Ware or by PC-Ware against PP for breach of obligations under the Purchase Agreement will be dealt with by an Arbitral Tribunal established according to the rules of the German Institution of Arbitration (DIS); the costs of such Arbitration will be allocated between the parties according to the quota to which parties will succeed or fail before this tribunal. Place of arbitration shall be Dusseldorf.

     d) The substantive law governing the Agreement shall be that of the Federal Republic of Germany.

     e) Any claim by PC-Ware or PP shall be reduced by any tax benefits realized by PC-Ware or PP with respect to the subject matter underlying such Claim.

     f) The Acquired Companies will conduct business only in the ordinary course and in accordance with budgets and business plans submitted to PC-Ware for approval and shall advise PC-Ware of any proposed deviation from such budgets and business plans and any non-ordinary action for approval and shall not undertake such action if PC-Ware shall object within 5 business days after notice thereof. PP and PC-Ware will establish a steering committee which will advise the Acquired Companies in their conduct of business.

     g) PP and PC-Ware may enter into an agreement of mutual support at conditions which are normal between third parties (arms length). PP will continue to support the Acquired Companies by deliveries of goods, software and other services as usual.

     h) Either party may terminate the Agreement by notice to the other party if the Closing shall not have occurred by December 31st, 2000, unless the reason therefor is either a breach of such party of an obligation under the Agreement or any condition has not yet been fulfilled which cannot be influenced by the parties.

I.   Approvals to the Acquisition

It is understood that PP must obtain stockholder approval of the Acquisition. The Boards of Directors of both PC Ware and PP have each unanimously approved the Acquisition and


(i) PP will recommend that its stockholders vote in favour of the Acquisition and

(ii) the management of PP shall vote their shares in favour of the Acquisition.

J.   Approval of Official Authorities

In addition, due to PC-Ware's position as a German listed company, the Closing will be conditional upon the following:


     a)  Satisfaction of the requirements of the Frankfurt Stock Exchange; and

     b) Clearances from all necessary European competition authorities and other regulators, if required.

K.   Financial Statements

PP will furnish PC-Ware

(i) with the consolidated financial statements of the Acquired Companies for the Year 1999 (consolidated financial statements of the European units, audited on the basis of the audit of the PP-group) and

(ii) the financial statements of the Acquired Companies of the Year 1999 (audited with respect to the companies in Germany and The Netherlands and subject to a limited review with respect to the other European Companies) and

(iii)for  the  six  months  ended  June  30th,  2000  (unaudited)   consolidated
     financial statements of the Acquired Companies for the six months ended June 30th, 2000.

(iv) PP will furnish PC-Ware with monthly consolidated (unaudited) financial statements for the Acquired Companies for the months after June 2000 within 20 business days after the end of the month.

L.   Free of charges and titles of third parties

At the Closing PP will deliver to PC-Ware opinions of counsel in the form and with the content customary in the respective jurisdictions regarding the good standing of the Acquired Companies and their subsidiaries and the good title to the shares in the Acquired Companies and their subsidiaries and the freedom of such shares from any rights of third patties.



M.   Exclusiveness

Until the execution of the definitive Agreement


(i) PP will not solicit other offers with respect to the sale or merger or any other kind of transaction involving the sale, directly or indirectly, of the Acquired Companies ("Other Offers") or their subsidiaries and

(ii) will inform PC Ware of bona fide Other Offers and

(iii)will give PC-Ware a period of 10 business days during which it may elect to match the terms of such bona fide Other Offers by written notice to PP. It is understood that, after the execution of the Agreement and until the closing or termination thereof, PP will not entertain or negotiate Other Offers.

N.   Obligations

Neither PC Ware nor PP will be under any obligation to the other under this letter of intent - with the exception of Section G) and M) and duties under the doctrine of culpa in contrahendo - until the Agreement is executed. PC-Ware's counsel will prepare an initial draft of the Agreement as promptly as practicable after execution of this letter of intent.

O.   Insider Information

PP is aware, and has made the Acquired Companies aware, that the fact of PC-Ware's interest in the proposed transaction may be considered insider information" within, and as such be prohibited by, the insider dealing legislation in Germany and PP should therefore refrain from dealing in or encouraging others to deal in any listed securities of PC-Ware.


P.   Costs

Both  sides  are to  bear  their  own  cost  in  relation  to  the  Acquisition.


Dusseldorf, August 2nd 2000



By /s/ Dr. Knut Loschke                        By /s/ William H. Willett
   -------------------------                      ----------------------------
Dr. Knut Loschke                                William H. Willett
Vorstandsvorsitzender                           Chairman of the Board and
                                                Chief Executive Officer

PC-Ware Information Technologies AG             Programmer's Paradise, lnc.

                                         Company Contact:
                                            Bill Willett
                                            Programmer's Paradise(R), Inc.
                                            Chairman and Chief Executive Officer
                                            (732) 389-8950
                                            bill.willett@programmers.com
                                            ----------------------------



            PROGRAMMER'S PARADISE(R), INC. ANNOUNCES LETTER OF INTENT
                    WITH PC-WARE INFORMATION TECHNOLOGIES AG


Shrewsbury, NJ, August 3, 2000 - PC-Ware Information Technologies AG ("PC-Ware") of Leipzig, Germany and Programmer's Paradise(R), Inc. ("Programmer's") of Shrewsbury, New Jersey, USA announced today (August 3, 2000) that they had executed a letter of intent which contemplates the purchase (the "Purchase") by PC-Ware of the stock of Programmer's European subsidiaries. The proposed purchase price is 14,500,000.00 Euro dollars, of which 70% will be paid in cash at the time of closing and the remainder in shares of PC-Ware.

The Purchase will require the approval of the stockholders of both parties and is subject to execution of a definitive agreement containing customary representations and conditions. The Purchase is expected to close in the late fall of this year.

PC-Ware is a specialist service provider and developer for information technology with a focus on software and associated services. PC-Ware's full service concept includes not only procurement and license management for software but also customized consulting and support services. PC-Ware is one of the three largest Microsoft Select Partners in Germany.

Programmer's Paradise(R), Inc. is an international marketer of software targeting the software development professional and information technology professionals within enterprise organizations. Programmer's Paradise enhances software development productivity by providing a single-source for software development tools from industry-leading vendors selected on the basis of features, quality, price and warranty. The Company offers over 58,000 SKUs from more than 2,000 publishers and manufacturers and distributes these products through multiple distribution channels. The Programmer's Paradise web site address is www.programmersparadise.com. Bill Willett can be e-mailed at bill.willett@programmers.com.

PC-Ware is listed on the Frankfurt Stock Exchange (PCW) and Programmer's is listed on the NASDAQ (PROG).

For   further   information   contact   Dr.   Knut   Loschke   of   PC-Ware   at
knut.loeschke@pc-ware.de and William H. Willett, CEO or William H. Sheehy, CFO on 732-389-8950.